Exhibit 2.5
AMENDMENT TO CREDIT AGREEMENT
AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 11, 2010, by and among AMERICAN OIL & GAS INC., a Nevada corporation (the “Borrower”) and HESS CORPORATION, in its capacity as lender under the Credit Agreement referred to below (the “Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement
WITNESSETH:
WHEREAS, the Borrower and the Lender are parties to a Credit Agreement, dated as of August 27, 2010, in respect of a revolving credit facility aggregating $30,000,000 (the “Credit Agreement”); and
WHEREAS, subject to the terms, conditions and agreements herein set forth, the parties hereto have agreed to amend the Credit Agreement as herein provided;
NOW, THEREFORE, it is agreed:
I.	Amendments to Credit Agreement.
1.
The definition of “Commitment” appearing in Section 1.10 of the Credit Agreement is hereby amended by deleting the text of “30,000,000” appearing therein and inserting the text “$45,000,000” in lieu thereof.

2.	Section 2.06 of the Credit Agreement is hereby amended by inserting the following text as the last sentence of said section:
“Notwithstanding anything to the contrary contained herein, to the extent that a repayment of Loans is to be made on the same date as a borrowing of Loans hereunder, the amounts of such repayment and such borrowing, respectively, may be netted against each other for the purposes of administrative convenience.”
3.	The definition of “Maturity Date” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting the following text in lieu thereof:
“Maturity Date” means, with respect to any Loan, the earliest of (a) if such Loan is made on (x) the first Business Day of a calendar month, then the first Business Day of the next succeeding calendar month or (y) the Business Day which is the fifteenth day of a calendar month (or the immediately succeeding Business Day if such fifteenth day is not a Business Day), then the Business Day which is the fifteenth day of the next succeeding calendar month (or the immediately succeeding Business Day if such fifteenth day is not a Business Day) and (b) the Commitment Termination Date.”.
II.	Miscellaneous Provisions.
1.
In order to induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants that all of the representations and warranties contained in the Loan Documents are true and correct in all material respects both immediately before and immediately after the Amendment Effective Date (as defined below), with the same effect as though such representations and warranties have been made on and as of the Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2.
This Amendment is limited as specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Loan Documents, all of which other provisions are hereby ratified and confirmed and are in full force and effect.

3.
This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Lender.

4.
THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS RULES AND PRINCIPLES THEREUNDER).

5.
This Amendment shall become effective on the date (the “Amendment Effective Date”) when the Borrower and the Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas ,New York, NY 10036, Attention: Marisa Sotomayor (facsimile number: 212-354-8113 / email address: msotomayor@whitecase.com).

6.
From and after the Amendment Effective Date, all references in each Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby on the Amendment Effective Date.

* * *
IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

HESS CORPORATION, as Lender
By:	/s/ E. S. Fishman
	Name:	Eric S. Fishman
	Title:	Assistant Treasurer

AMERICAN OIL & GAS INC., as Borrower
By:	/s/ Andrew P. Calerich
	Name:	Andrew P. Calerich
	Title:	President